APPENDIX A
to the DISTRIBUTION AGREEMENT
Dated May 26, 2015 between PACER FUNDS TRUST
and
PACER FINANCIAL, INC.

as Amended August 24, 2026

LIST OF PORTFOLIOS

Pacer Trendpilot® US Large Cap ETF
Pacer Trendpilot® US Mid Cap ETF
Pacer Trendpilot® 100 ETF
Pacer Trendpilot® European Index ETF
Pacer Autopilot Hedged European Index ETF
Pacer US Export Leaders ETF
Pacer International Export Leaders ETF
Pacer Global Cash Cows Dividend ETF
Pacer US Cash Cows 100 ETF
Pacer Developed Markets International Cash Cows 100 ETF
Pacer US Small Cap Cash Cows ETF
Pacer WealthShield ETF
Pacer Hotel & Lodging Real Estate ETF
Pacer Apartments & Residential Real Estate ETF
Pacer Healthcare Real Estate ETF
Pacer Industrial Real Estate ETF
Pacer Data & Infrastructure Real Estate ETF
Pacer CFRA-Stovall Global Seasonal Rotation ETF
Pacer Trendpilot® International ETF
Pacer Trendpilot® Fund of Funds ETF
Pacer US Cash Cows Growth ETF
Pacer Cash Cows Fund of Funds ETF
Pacer Emerging Markets Cash Cows 100 ETF
Pacer Trendpilot® US Bond ETF
Pacer American Energy Independence ETF
Pacer Lunt Large Cap Alternator ETF
Pacer Lunt Large Cap Multi-Factor Alternator ETF
Pacer Lunt Midcap Multi-Factor Alternator ETF
Pacer Swan SOS Conservative (January) ETF
Pacer Swan SOS Conservative (April) ETF
Pacer Swan SOS Conservative (July) ETF
Pacer Swan SOS Conservative (October) ETF
Pacer Swan SOS Moderate (January) ETF
Pacer Swan SOS Moderate (April) ETF
Pacer Swan SOS Moderate (July) ETF
Pacer Swan SOS Moderate (October) ETF
Pacer Swan SOS Flex (January) ETF
Pacer Swan SOS Flex (April) ETF
Pacer Swan SOS Flex (July) ETF
Pacer Swan SOS Flex (October) ETF
Pacer Swan SOS Fund of Funds ETF

Pacer Metaurus US Large Cap Target Dividend 400 ETF
Pacer Aristotle Pacific Floating Rate High Income ETF
Pacer BlueStar Digital Entertainment ETF
Pacer BlueStar Engineering the Future ETF
Pacer Data and Digital Revolution ETF
Pacer Industrials and Logistics ETF
Pacer US Large Cap Cash Cows Growth Leaders ETF
Pacer US Small Cap Cash Cows Growth Leaders ETF
Pacer Developed Markets Cash Cows Growth Leaders ETF
Pacer Metaurus International Developed Markets Dividend Multiplier 400 ETF
Pacer Metaurus Nasdaq 100 Dividend Multiplier 600 ETF
Pacer MSCI World Industry Advantage ETF
Pacer Nasdaq 100 Top 50 Cash Cows Growth Leaders ETF
Pacer Nasdaq International Patent Leaders ETF
Pacer US Cash Cows Bond ETF
Pacer Solactive Whitney Future of Warfare ETF
Pacer PE/VC ETF
Pacer Cash COWZ 100-Nasdaq 100 Rotator ETF
Pacer S&P 500 Quality FCF Aristocrats ETF
Pacer S&P SmallCap 600 Quality FCF Aristocrats ETF
Pacer S&P MidCap 400 Quality FCF Aristocrats ETF
Pacer ActiveAlpha India Quality ETF
Pacer S&P 500 Quality FCF R&D Leaders ETF
Pacer S&P 500 Quality FCF High Dividend ETF
Pacer S&P 500 3AI Top 100 ETF
Pacer S&P World 3AI Top 300 ETF
Pacer Swan SOS Moderate (February) ETF
Pacer Swan SOS Moderate (March) ETF
Pacer Swan SOS Moderate (May) ETF
Pacer Swan SOS Moderate (June) ETF
Pacer Swan SOS Moderate (August) ETF
Pacer Swan SOS Moderate (September) ETF
Pacer Swan SOS Moderate (November) ETF
Pacer Swan SOS Moderate (December) ETF
Pacer Swan SOS Laddered Moderate ETF
Pacer Barings CLO Market Flex ETF
Pacer Barings Secured Credit Flex ETF
Pacer Metaurus High Income Autocallable ETF
Pacer Metaurus Enhanced Core Income Autocallable ETF

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date set forth above.

PACER FUNDS TRUST	PACER FINANCIAL, INC.
By: /s/ Joe M. Thomson	By: /s/ Bruce Kavanaugh
Name: Joe M. Thomson	Name: Bruce Kavanaugh
Title: President and Chairman	Title: Executive Vice President

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